Exhibit 99.2

Greens Creek Joint Venture

Audited Financial Statements

For the Years Ended December 31, 2006 and 2005

Report of Independent Auditors

To the Management Committee of the Greens Creek Joint Venture:

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in venturers’ equity and of cash flows present fairly, in all material respects, the financial position of Greens Creek Joint Venture (the “Venture”) at December 31, 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Venture’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The financial statements have been restated for the matters described in Note 8.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah

July 5, 2007, except for Note 8, for which the date is June 6, 2008

Greens Creek Joint Venture

Balance Sheet

As of December 31, 2006

(in Thousands)

2006
(As restated, see Note 8)
Assets
Current Assets:
Cash and Cash Equivalents	$2,261
Receivables	36,504
Inventories	14,320
Other Current Assets	351

Total Current Assets	53,436

Property, Plant and Mine Development:
Mine Development Costs	142,494
Buildings and Improvements	139,018
Machinery and Equipment	121,272

Total	402,784
Less Accumulated Depreciation and Depletion	(265,336)

137,448

Securities Held for Reclamation Fund	28,606

Total Assets	$219,490

Liabilities and Venturers’ Equity
Current Liabilities:
Accounts Payable	$14,106
Accrued Liabilities	3,437
Due to Affiliate	3,275

Total Current Liabilities	20,818

Asset Retirement Obligation	27,226

Venturers’ Equity:
Kennecott Greens Creek Mining Company	99,011
Hecla Limited	50,976
Kennecott Juneau Mining Company	21,459

Total Venturers’ Equity	171,446

Total Liabilities and Venturers’ Equity	$219,490

The accompanying notes are an integral part of these financial statements.

1

Greens Creek Joint Venture

Statements of Operations

For the Years Ended December 31, 2006 and 2005

(in Thousands)

	2006	2005
	(As restated, see Note 8)	(As restated, see Note 8)
Gross Revenue	$303,445	$167,581
Treatment Charges	(62,698)	(35,435)

Net Revenue	240,747	132,146

Operating Expenses:
Cost of Goods Sold	73,145	63,080
Selling and Transportation	7,844	8,622
Depreciation, Depletion and Reclamation	21,179	23,413
Asset Retirement Obligation Accretion Expense	1,344	1,077
Exploration	3,268	3,826
Alaska Mining License Tax	6,468	1,540

	113,248	101,558

Operating Income	127,499	30,588
Gain on Sale of Equipment	—	119
Interest Expense	(143)	(99)
Interest Income	1,879	919

Net Income	$129,235	$31,257

The accompanying notes are an integral part of the financial statements.

2

Greens Creek Joint Venture

Statement of Changes in Venturers’ Equity

For the Years Ended December 31, 2006 and 2005

(in Thousands)

	Kennecott Greens Creek Mining Company	Hecla Ltd	Kennecott Juneau Mining Company	Total
	(As restated, see Note 8)	(As restated, see Note 8)	(As restated, see Note 8)	(As restated, see Note 8)
Balance at December 31, 2004	87,755	45,181	19,019	151,955
Retained Earnings Effect of Accounting Change (See Note 8)	7,928	4,082	1,719	13,729
Contributions	—	—	—	—
Distributions	(26,565)	(13,677)	(5,758)	(46,000)
Net Income	18,207	9,374	3,946	31,527

Balance at December 31, 2005	87,325	44,960	18,926	151,211
Contributions	—	—	—	—
Distributions	(62,948)	(32,409)	(13,643)	(109,000)
Net Income	74,634	38,425	16,176	129,235

Balance at December 31, 2006	$99,011	$50,976	$21,459	$171,446

Percentage Interest	57.7505%	29.7331%	12.5164%	100.0000%

The accompanying notes are an integral part of the financial statements.

3

Greens Creek Joint Venture

Statements of Cash Flows

For the Years Ended December 31, 2006 and 2005

(in Thousands)

	2006	2005
	(As restated, see Note 8)	(As restated, see Note 8)
Cash Flows from Operating Activities:
Net Income	$129,235	$31,527
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Reclamation	21,179	23,413
Asset Retirement Obligation Accretion Expense	1,344	1,077
Gain on Sale of Equipment	—	(119)
Amortization of Discount on Securities Held for Reclamation Fund	(1,291)	(780)
Current Reclamation Spending	(209)	(357)
Changes in Operating Working Capital:
Receivables and Other Current Assets	(30,087)	8,231
Inventories	1,175	(1,241)
Accounts Payable and Accrued Liabilities	9,451	1,897
Due to Affiliate	862	207

Net Cash Provided by Operating Activities	131,659	63,855

Cash Flows from Investing Activities:
Purchases of Securities Held for Reclamation Fund	(55,653)	(80,416)
Maturities of Securities Held for Reclamation Fund	55,654	80,380
Additions to Property, Plant and Mine Development	(26,183)	(16,696)
Proceeds from Sale of Equipment	—	127

Net Cash Used in Investing Activities	(26,182)	(16,605)

Cash Flows from Financing Activities:
Contributions from Venturers	—	—
Distributions to Venturers	(109,000)	(46,000)

Net Cash Used in Financing Activities	(109,000)	(46,000)

Net Increase/(Decrease) in Cash and Cash Equivalents	(3,523)	1,250
Cash and Cash Equivalents at Beginning of Year	5,784	4,534

Cash and Cash Equivalents at End of Year	$2,261	$5,784

The accompanying notes are an integral part of the financial statements.

4

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

The Greens Creek Joint Venture (the “Venture”) was formed in 1978 to develop mining claims and operate mining facilities located on Admiralty Island, Alaska. Since formation, there have been numerous ownership changes in the Venture. The owners as of December 31, 2006, hereinafter collectively referred to as the Venturers, are Kennecott Greens Creek Mining Company (“KGCMC”), Hecla Limited and Kennecott Juneau Mining Company (“KJMC”). The mining and production facilities produce polymetallic (silver, gold, lead and zinc) concentrates for sale to smelting facilities worldwide, and gold and silver dorè bars which are refined by a third party. The refined gold and silver is sold through a monthly bid process to third parties.

KGCMC, a wholly-owned subsidiary of Kennecott Minerals Holdings Company (“Minerals”), has been designated as the Manager of the Venture with overall responsibility for Venture operations. KJMC is also a wholly-owned subsidiary of Minerals. Minerals is a wholly-owned subsidiary of Kennecott Holdings Corporation (“Kennecott”), which is an indirect, wholly-owned subsidiary of Rio Tinto plc.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Revenue Recognition

Concentrates are sold to independent smelters under contractual terms and revenues are recorded using provisional weights, assays and prices as provided pursuant to terms and conditions of the individual contracts. Revenue adjustments for concentrate sales are recognized as the definitive factors become known, including period end market prices. Gold/silver dorè is shipped to an independent refinery. Dorè revenues are recorded when the refined gold and silver from the dorè is sold to third parties.

The Venture markets and sells the concentrate and refined gold and silver from the dorè on behalf of the Venturers. Cash proceeds from net smelter revenues and revenues from precious metal sales are first applied against current cash operating requirements, with any excess proportionally distributed in accordance with the Joint Venture Agreement.

Cash and Cash Equivalents

The Venture considers all liquid temporary cash investments with remaining maturities of three months or less at the time of acquisition to be cash equivalents. The Venture’s cash accounts are held and managed by Rio Tinto Shared Services’ Treasury Department with appropriate interest paid quarterly at prevailing bank account rates.

Inventories

Concentrate and other inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) method, or net realizable value. Materials and supplies are stated at the lower of average cost or net realizable value.

Property, Plant and Mine Development

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the shorter of the assets’ estimated useful life or the mine life. Costs incurred to acquire mining properties and mineral rights and mine development costs are capitalized and depleted based on units of production, using the value of the ore processed over the mine life. Upon the sale or retirement of property, plant and equipment, any gain or loss on disposal is reflected in the statement of operations, and the related asset cost and accumulated depreciation are removed from the respective accounts.

Accounting Change – Depletion and Amortization

Effective January 1, 2006, the Venture changed its methodology used in the determination of depletion and amortization of certain life-of-mine assets. Prior to January 1, 2006, the Venture depleted historical capitalized costs and estimated future development costs relating to its developed and undeveloped reserves using a unit-of-production method based on the total estimated values of life-of-mine ore production.

Under the new methodology, the Venture depletes and amortizes only the historical capitalized costs over the value of the ore processed over the mine life. The effect of this change in 2006 was to increase net income by approximately $2.3 million.

Additionally, in 2008 the Venture revised the accounting unit-of-production method of determining the depreciation and amortization over the total estimated values of life-of-mine ore production to the estimated values of proven and probable reserves consistent with guidelines established by the Securities Exchange Commission (“SEC”). The effects of this accounting method change and resulting restatement of the financial statements are detailed in Note 8.

Securities Held for Reclamation Funding

In 2004, in lieu of bonding for financial assurance on future reclamation costs, the Joint Venture purchased U.S. government treasury securities. These are held by the Federal Reserve Bank as collateral on behalf of the U.S. Forest Service and other regulatory agencies. The securities, which generally have a six month term and are classified as held to maturity, are classified as a long term asset since they are provided to secure the long term reclamation liability. The securities are purchased at a discount, which is amortized to interest income over the terms of the related securities. As the securities mature, the proceeds are used to purchase similar securities to maintain the agreed upon reclamation funding balance.

Exploration Costs

Exploration costs are charged to expense as incurred.

Reclamation Costs

The Joint Venture accounts for future costs of dismantling, restoring and reclaiming mining properties and facilities using SFAS No. 143, “Accounting For Asset Retirement Obligations”. Under SFAS 143, the fair value of asset retirement obligations is recorded as a liability when the assets are placed in service. Amounts recorded for the related assets are increased by the amount of these obligations. Over time, the liabilities are accreted for the change in their present value and the initial capitalized costs are depreciated over the useful lives of the related assets. The change in asset retirement obligation from December 31, 2004 to December 31, 2006 follows (in thousands):

Asset retirement obligation as of December 31, 2004	$21,094
Addition to obligation due to change in reclamation plan	4,277
2005 accretion expense	1,077
Current settlements of asset retirement obligation	(357)

Asset retirement obligation as of December 31, 2005	26,091
Addition to obligation due to change in reclamation plan	—
2006 accretion expense	1,344
Current settlements of asset retirement obligation	(209)

Asset retirement obligation as of December 31, 2006	$27,226

Income Taxes

The Venturers have elected to be excluded from the provisions of Subchapter K of the Internal Revenue Code, therefore, income taxes are not provided in the Venture’s financial statements as each Venturer is individually responsible for the reporting and payment of income taxes.

Concentration of Risk

Concentrate is sold by contract and on a spot basis. The contracts had an initial term of three years and continue in effect year to year until such time as either party gives the required 12 month notice of cancellation. The Venture continues to pursue opportunities to contract with new customers. At December 31, 2006, seven customers accounted for all receivables. Additionally, the Venture’s five largest customers represented 25.7%, 21.9%, 15.5%, 14.0% and 12.7%, respectively, of 2006 net revenues.

Revenues from Foreign Countries

The Venture sells concentrate and refined gold and silver from dorè to customers in different countries. During 2006, the Venture’s net revenues, by country, were as follows (in thousands):

Japan	$86,360
Korea	78,468
Canada	37,357
Mexico	15,065
China	13,896
United States	9,601

Total Net Revenues	$240,747

2.	SECURITIES HELD FOR RECLAMATION

To comply with U.S. Forest Service and State and Local government permit requirements, the Venture provides financial assurances, totaling $28.6 million at December 31, 2006 and $27.3 million at December 31, 2005. The financial assurances represent the amount of estimated reclamation costs at the Greens Creek mine.

In 2003, the financial assurances were provided in the form of a surety bond and a letter of credit. At the end of 2003, accumulated cash, normally distributed to Venture partners, was used to purchase U.S. government treasury securities which are held in a restricted account to provide the required surety.

3.	INVENTORIES

Inventories, including associated deferred DD&A expenses (see note 8), at December 31, 2006 consisted of (in thousands):

2006
Concentrate and Ore	$8,401
Materials and Supplies	5,919

Total	$14,320

4.	FINANCIAL INSTRUMENTS

The Venture has financial instruments which comprise cash and cash equivalents, U.S. government treasury securities, receivables and accounts payable. The carrying amounts reported in the balance sheets for these financial instruments approximate their fair value.

5.	EMPLOYEE BENEFIT PLANS

Employees of the Venture participate in Rio Tinto America, Inc.’s defined benefit pension plan and Kennecott’s defined contribution employee savings plan (the “Plans”). The Venture’s allocated costs associated with the Plans approximated $1,567,000 and $1,404,000 in 2006 and 2005, respectively. Allocated costs associated with the defined benefit pension plan are based on actuarial cost data.

Employees of the Venture retiring after January 1, 1989 also participate in Kennecott’s postretirement health care and life insurance program (the “Program”). Benefits are provided to employees who meet eligibility requirements and to their beneficiaries and dependents through unfunded insurance and self-insurance arrangements. While the Program is non-contributory, it contains certain cost-sharing features such as deductibles and coinsurance. Kennecott can amend or terminate the Program at any time. The Venture’s allocated costs associated with the Program approximated $507,000 and $548,000 in 2006 and 2005, respectively. Allocated costs associated with the Program are based on actuarial cost data.

6.	RELATED PARTY TRANSACTIONS

Kennecott and its affiliates make payments on behalf of the Venture for payroll expenses, employee benefits, insurance premiums and other miscellaneous charges, which are reimbursed monthly. Outstanding balances of reimbursable expenses, management fees and direct expenses of $3,275,000 remained at December 31, 2006.

Under the terms of the Joint Venture Agreement, KGCMC, as Manager of the Venture, receives a management fee equal to 4.25% of the first $1 million of total monthly cash operating expenditures (including capital investments) plus 1% of monthly expenditures in excess of $1 million. KGCMC also pays certain direct expenses associated with services provided to the Venture by Minerals, Kennecott Utah Copper, Rio Tinto Services and Rio Tinto Procurement. KGCMC charged the following amounts to the Venture in 2006 and 2005 (in thousands):

	2006	2005
Management Fees	$1,388	$1,220
Direct Expenses	1,385	988

Total	$2,773	$2,208

In addition to the charges paid to KGCMC, the Venture contracts with Rio Tinto Marine, a related party, to act as its agent in booking shipping vessels with third parties. Rio Tinto Marine earns a 1.5% commission on shipping charges. Commissions paid totaled $111,000 and $116,000 for 2006, and 2005, respectively.

Beginning in 2004, the Venture contracted with Rio Tinto Procurement, a related party, to act as its agent in procurement issues. A fixed monthly fee is charged for procurement services and charges are quoted for other related contracting and cataloging services. Charges paid totaled $244,000 and $157,000 for 2006 and 2005, respectively.

7.	COMMITMENTS

The Venture leases certain office space, dock facilities, boat transportation equipment and land easements under non-cancelable operating leases expiring through January 2010. Future minimum lease payments required under non-cancelable operating leases total $1,050,772 in 2006. Total lease expense under operating leases for 2006 and 2005 was $1,798,000 and $1,892,000, respectively.

8.	RESTATEMENT OF PREVIOUSLY REPORTED FINANCIAL STATEMENTS

The Venture has restated its historical financial statements as a result of the identification of reporting errors in periods prior to December 31, 2006 relating to the calculation of depletion and amortization under SEC rules.

As originally stated, prior to December 31, 2006, the Venture depleted and amortized both historical capitalized costs and estimated future development costs relating to its developed and undeveloped reserves using a unit-of-production method based on the total estimated values of life-of-mine ore production using internal long term metal price estimates. The Company ceased capitalization and amortization of future development costs as of December 31, 2005.

In May 2008, the Venture determined that the calculations that had been used historically were not consistent with guidelines established by the SEC, and, as a result, changed their methodology to calculate depletion and amortization using only historical capitalized costs, in 2005 and prior periods. In addition, the Company changed their methodology in 2006 and prior periods to calculate depletion using remaining proven and probable reserve production estimates, valued using SEC approved pricing methodology, instead of estimated life of mine ore production. Accordingly, the Venture has restated the balance sheet as of December 31, 2006 and the statement of changes in operations, cash flows, and Venturers’ equity for the year ended December 31, 2006 and 2005 due to its change in methodology.

The adjustments to restate previously reported financial statements are summarized as follows (dollars are in thousands):

	December 31, 2006
	Reported	Change	Restated
Balance Sheets
Inventories	$12,529	$1,791	$14,320
Total current assets	51,645	1,791	53,436
Accumulated depreciation and depletion	(278,236)	12,900	(265,336)
Total assets	204,799	14,691	219,490

Venturers’ equity:
Kennecott Greens Creek Mining Company	90,526	8,485	99,011
Hecla Limited	46,608	4,368	50,976
Kennecott Juneau Mining Company	19,620	1,839	21,459
Total venturers’ equity	156,754	14,692	171,446
Total liabilities and venturers’ equity	204,799	14,691	219,940

	Year-ended December 31, 2006			Year-ended December 31, 2005
	Reported	Change	Restated	Reported	Change	Restated
Statements of Operations
Depreciation, depletion and amortization	$21,053	$126	$21,179	$24,502	$(1,089)	$23,413
Operating income	127,625	(126)	127,499	29,499	1,089	30,588
Net income	129,361	(126)	129,235	30,438	1,089	31,527

Statements of Cash Flows
Net income	129,361	(126)	129,235	30,438	1,089	31,527
Depreciation, depletion and amortization	21,053	126	21,179	24,502	(1,089)	23,413

The cumulative effect of the error correction increased Venturers’ equity as of December 31, 2006 and 2005 and January 1, 2005 by $14.8 million and $13.7 million, respectively.